UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

US FOODS HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
(Address of principal executive offices) (Zip code)

(847) 720-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 27, 2024 US Foods, Inc. (“US Foods”) entered into an amendment (the “Twelfth Amendment”) to its term loan credit agreement (as so amended, the “Credit Agreement”) with a syndicate of lenders to lower the interest rate margins on the class of term loans thereunder scheduled to mature on November 22, 2028 to (x) 2.00% for borrowings that bear interest based upon Term SOFR (as defined in the Credit Agreement) (and to remove the credit spread adjustment with respect thereto) and (y) 1.00% for borrowings that bear interest based upon ABR (as defined in the Credit Agreement).

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.          Termination of a Material Definitive Agreement.

On February 28, 2024, US Foods Holding Corp. (the “Company”) entered into a Mutual Termination Agreement (the “Termination Agreement”) with Sachem Head Capital Management LP and certain of its affiliates (collectively, “Sachem Head”). Pursuant to the Termination Agreement, the Cooperation Agreement, dated as of May 9, 2022 (the “Cooperation Agreement”), between the Company and Sachem Head was terminated by mutual agreement and is of no further force or effect, effective as of the close of business on February 28, 2024. Neither the Company nor Sachem Head have any further rights, duties or obligations under the Cooperation Agreement, including any obligations on the part of the Company to nominate certain directors to the Company’s Board of Directors (the “Board”) or any new or standing committees of the Board, or on the part of Sachem Head to vote its shares in accordance with the Board’s recommendations or abide by the standstill restrictions set forth therein.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning US Foods’ direct financial obligations under the Credit Agreement is hereby incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, Scott D. Ferguson resigned from the Board in accordance with the terms of the Termination Agreement. Mr. Ferguson had been previously appointed to the Board pursuant to the Cooperation Agreement. His resignation was not because of any disagreement with the Company.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Twelfth Amendment to the Credit Agreement, dated as February 27, 2024, among US Foods, Inc., the other Loan Parties party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A. and the Lenders party thereto.

10.2	Mutual Termination Agreement, dated as of February 28, 2024, by and among the US Foods Holding Corp., Sachem Head Capital Management LP and certain of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FOODS HOLDING CORP.

Date: February 29, 2024	By:	/s/ Dirk J. Locascio
		Name:	Dirk J. Locascio
		Title:	Chief Financial Officer